ELEVATE CREDIT ANNOUNCES SECOND QUARTER 2017 RESULTS
$3.0 million in net income for the second quarter of 2017
$19.8 million in quarterly Adjusted EBITDA1
FORT WORTH, TX - July 31, 2017 - Elevate Credit, Inc. (NYSE: ELVT) (“Elevate” or the “Company”), a leading tech-enabled provider of innovative and responsible online credit solutions for non-prime consumers, today announced results for the second quarter ended June 30, 2017.

“Elevate delivered another quarter of positive net income and strong Adjusted EBITDA along with nearly 20% year-over-year revenue growth,” said Ken Rees, Chief Executive Officer of Elevate.  “We remain confident in our long-term growth potential as a leading provider of innovative online credit options for the New Middle Class in the US and UK and are especially pleased to deliver profitability so early in our evolution.  The continuing stable credit quality of our portfolios further validates our industry-leading technology and advanced analytics engine and our ability to manage credit quality as we expand our products.”

Second Quarter 2017 Financial Highlights

•	Nearly 20% year-over-year revenue growth: Revenues totaled $150.5 million, an 18.7% increase from $126.8 million for the prior-year period.

•	Almost 29% year-over-year growth in loans receivable: Combined loans receivable - principal, totaled $481.1 million, a 28.7% increase from $373.7 million for the prior-year period.

•
Stable credit quality: Loan loss provision was 48.0% of revenues and within our targeted range of 45%-55%. The ending combined loan loss reserve, as a percentage of combined loans receivable, was 13.8%, lower than the 15.7% reported for the prior-year period.

•
Customer acquisition costs within targeted range: The total number of new customer loans for the quarter was approximately 66,000 with an average customer acquisition cost of $294, within our targeted range of $250-$300.

•	Second consecutive quarter of net income: Net income of $3.0 million, or $0.08 per diluted share, versus a net loss of $7.5 million, or $(0.59) per diluted share, for the second quarter of 2016.

•	Adjusted EBITDA margin: Adjusted EBITDA totaled $19.8 million, up from $7.3 million in the second quarter of 2016. The Adjusted EBITDA margin increased to 13.2% from 5.8% for the prior-year period.
__________________________
1 Adjusted EBITDA, Adjusted EBITDA margin, combined loans receivable - principal, combined loan loss reserve and combined loans receivable are non-GAAP measures. These terms are defined elsewhere in this release. Please see the schedules appearing later in this release for reconciliations of these non-GAAP measures to the most directly comparable GAAP measures.

Liquidity and Capital Resources
The Company completed its initial public offering in April 2017 by selling 14.3 million shares of its common stock for total net proceeds of approximately $81 million after deducting related offering expenses. The Company used these proceeds to pay off $15 million of convertible term notes and $45 million of sub-debt term notes, with the remainder used to pay off a substantial portion of its UK term notes and for general corporate purposes. The reduction in this debt will save the Company approximately $14 million in annual pre-tax interest expense. The Company’s debt-to-equity ratio was approximately 5 to 1 as of June 30, 2017.

As announced in early May, Elastic SPV, Ltd., which is a third party special purpose vehicle, or "SPV," that purchases loan participations in the Elastic line of credit product originated by Republic Bank & Trust Company (“Republic Bank”), increased its debt facility with Victory Park Capital from $150 million to $250 million. This is the first step in a two-step process to provide additional funding and diversified funding sources. The second step is currently in process and involves adding another third party SPV to allow Republic Bank to sell Elastic loan participations to two different SPV's for funding diversification purposes.

The Company is also in the process of amending its UK debt facility with Victory Park Capital, which had $22.8 million in outstanding debt on a $50 million commitment as of June 30, 2017. The amendment is expected to reduce the cost of funds on the facility down to 14% effective January 1, 2018 and extend the maturity to February 1, 2021. Additionally, it is expected that at least two-thirds of this facility will be denominated in British pounds by January 1, 2018 thus minimizing the amount of foreign exchange translation exposure related to this debt facility.

Second Quarter 2017 Business Highlights

•	Elevate IPO. On April 6, Elevate began trading on the New York Stock Exchange under the “ELVT” ticker symbol.

•
$200 Million in Outstandings for Elastic. Just a year after achieving $100 million in outstandings, Elastic surpassed $200 million in total principal outstandings, with more than 120,000 open accounts.

•
Elevate Labs Launched. The Company launched Elevate Labs, including its new San Diego-based Advanced Analytics Center, underscoring its approximately $40 million annual investment in state-of-the art technology and data science.

•
RISE Enters Kansas with Line of Credit Product. Bringing additional responsible loan opportunities to non-prime consumers and expanding its product offering, RISE entered its 16th state, Kansas, the first state where RISE offers a line of credit product.

•
Savings for Customers. Elevate has continued to innovate and lower the average cost of its products to consumers over the past year. The average effective APR of its products for the quarter was 131%, down from 148% in the same quarter last year. The Company estimates indicate that Elevate's products - Rise, Elastic and Sunny - saved customers approximately $304 million in the three months ended June 30, 2017 versus payday loans. This estimate, which has not been independently confirmed, is based on our internal comparison of revenues from our combined loan portfolio and the same portfolio with an APR of 400%, which is the approximate average APR for a payday loan according to the Consumer Financial Protection Bureau, or the "CFPB."

Financial Outlook

For the full year 2017, the Company reaffirms that it expects total revenue of $680 million to $720 million, net income of $13 million to $19 million and Adjusted EBITDA of $95 million to $105 million.

Other Updates

Elevate today announced the retirement of its Chief Credit Officer, Walt Ramsey, who is retiring to spend more time with family and take care of personal matters. Mr. Ramsey's retirement will be effective September 30, 2017. Mr. Ramsey joined Elevate in 2014 after more than 20 years in the consumer finance space.

Mr. Rees commented: "While we are sad to see Walt go, we are heartened by the fact that Walt has pioneered our industry-leading underwriting capabilities, built a very strong team of data scientists, and launched Elevate Labs, and we are confident that we will be able to continue to manage portfolio performance and enhance our underwriting capabilities."

Conference Call
The Company will host a conference call to discuss its second quarter 2017 financial results on Tuesday, August 1st at 7:30am Central Time / 8:30am Eastern Time. Interested parties may access the conference call live over the phone by dialing 1-877-407-0792 (domestic) or 1-201-689-8263 (international) and requesting the Elevate Second Quarter 2017 Earnings Conference Call. Participants are asked to dial in a few minutes prior to the call to register for the event. The conference call will also be webcast live through Elevate’s website at http://www.elevate.com/investors.
An audio replay of the conference call will be available approximately three hours after the conference call until 11:59 pm ET on August 15, 2017, and can be accessed by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international), and providing the passcode 13660205, or by accessing Elevate’s website.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as "may," "will," "might," "expect," "believe," "anticipate," "could," "would," "estimate," "continue," "pursue," or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding future performance. In addition, forward-looking statements in this press release include statements regarding: the Company’s expectations regarding fiscal year 2017 revenue, net income and Adjusted EBITDA; the Company’s long-term growth potential as a leading provider of innovative online credit options for nonprime consumers in the US and UK; the Company's ability to manage credit quality as it expands its products; the Company’s targeted loan loss provision range of 45%-55%; the Company's targeted customer acquisition cost range of $250-$300; the expectation that the reduction in debt from the use of the initial public offering proceeds will save the Company approximately $14 million in annual pre-tax interest expense; the intention to create an additional SPV as another funding source for the Elastic line of credit product; the expectation that this additional SPV for Elastic would provide additional funding and diversified funding sources; the expectation that the Company will amend its UK facility with Victory Park Capital to reduce the cost of funds on the facility down to 14% effective January 1, 2018, extend the maturity to February 1, 2021, and that at least two-thirds of this facility will be denominated in British pounds by January 1, 2018 thus minimizing the amount of foreign exchange translation exposure related to this debt facility; the Company's investment of $40 million annually in state-of-the-art data science; the Company's expectation that it will continue to manage portfolio performance and enhance its underwriting capabilities. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These risks and uncertainties include, but are not limited to: the Company’s limited operating history in an evolving industry; new laws and regulations in the consumer lending industry in many jurisdictions that could restrict the consumer lending products and services the Company offers, impose additional compliance costs on the Company, render the Company’s current operations unprofitable or even prohibit the Company’s current operations; scrutiny by regulators and payment processors of certain online lenders’ access to the Automated Clearing House system to disburse and collect loan proceeds and repayments; a lack of sufficient debt financing at acceptable prices or disruptions in the credit markets; and other risks related to litigation, compliance and regulation. Additional factors that could cause actual results to differ are discussed under the heading "Risk Factors" and in other sections of the Prospectus related to the Company’s initial public offering of common stock filed pursuant to Rule 424(b) under the Securities Act of 1933, and in the Company's current and periodic reports filed from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

About Elevate
Elevate (NYSE: ELVT) has originated $4.5 billion in non-prime credit to more than 1.7 million non-prime consumers to date. Its responsible, tech-enabled online credit solutions provide immediate relief to customers today and help them build a brighter financial future. The Company is committed to rewarding borrowers’ good financial behavior with features like interest rates that can go down over time, free financial training and free credit monitoring. Elevate’s suite of groundbreaking credit products includes RISE, Elastic and Sunny. For more information, please visit http://www.elevate.com.

Investor Relations:

Solebury Communications
Sloan Bohlen, (817) 928-1646
investors@elevate.com

or

Media Inquiries:

Vested
Ishviene Arora, (917) 765-8720
elevate@fullyvested.com

Elevate Credit, Inc. and Subsidiaries
Condensed Consolidated Income Statements
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in thousands, except share and per share amounts)	2017	2016	2017	2016
Revenues	$150,471	$126,780	$306,838	$257,502
Cost of sales:
Provision for loan losses	72,297	67,134	155,090	126,223
Direct marketing costs	19,592	17,683	30,080	27,289
Other cost of sales	4,425	4,323	8,533	7,906
Total cost of sales	96,314	89,140	193,703	161,418
Gross profit	54,157	37,640	113,135	96,084
Operating expenses:
Compensation and benefits	20,824	16,584	41,352	32,684
Professional services	8,851	7,415	16,427	14,664
Selling and marketing	2,142	2,887	4,620	5,392
Occupancy and equipment	3,519	2,818	6,776	5,553
Depreciation and amortization	2,393	2,873	5,001	5,506
Other	1,095	844	2,010	1,550
Total operating expenses	38,824	33,421	76,186	65,349
Operating income	15,333	4,219	36,949	30,735
Other income (expense):
Net interest expense	(18,095)	(14,208)	(37,341)	(27,708)
Foreign currency transaction gain (loss)	1,716	(3,373)	2,284	(4,731)
Non-operating income	2,646	—	2,513	—
Total other expense	(13,733)	(17,581)	(32,544)	(32,439)
Income (loss) before taxes	1,600	(13,362)	4,405	(1,704)
Income tax benefit	(1,420)	(5,866)	(283)	—
Net income (loss)	$3,020	$(7,496)	$4,688	$(1,704)

Basic earnings per share	$0.08	$(0.59)	$0.18	$(0.13)
Diluted earnings per share	$0.08	$(0.59)	$0.17	$(0.13)
Basic weighted average shares outstanding	38,541,965	12,800,795	25,841,408	12,798,957
Diluted weighted average shares outstanding	39,950,760	12,800,795	27,294,945	12,798,957

Elevate Credit, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

(dollars in thousands)	June 30, 2017	December 31, 2016
	(unaudited)	(audited)
ASSETS
Cash and cash equivalents*	$81,195	$53,574
Restricted cash	2,188	1,785
Loans receivable, net of allowance for loan losses of $66,030 and $77,451, respectively*	405,619	392,663
Prepaid expenses and other assets*	8,048	11,314
Receivable from CSO lenders	24,270	26,053
Receivable from payment processors*	20,184	19,105
Deferred tax assets, net	33,542	31,197
Property and equipment, net	19,759	16,159
Goodwill	16,027	16,027
Intangible assets, net	2,213	2,304
Total assets	$613,045	$570,181

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued liabilities *	$33,624	$31,390
State and other taxes payable	823	1,026
Deferred revenue	25,090	28,970
Notes payable, net*	448,935	493,478
Derivative liability	1,754	1,750
Total liabilities	510,226	556,614
COMMITMENTS, CONTINGENCIES AND GUARANTEES
STOCKHOLDERS’ EQUITY
Common stock	17	5
Convertible preferred stock; Series A	—	3
Convertible preferred stock; Series B	—	3
Accumulated other comprehensive income	1,181	1,087
Additional paid-in capital	169,954	88,854
Accumulated deficit	(68,333)	(76,385)
Total stockholders’ equity	102,819	13,567
Total liabilities and stockholders’ equity	$613,045	$570,181

* These balances include certain assets and liabilities of a variable interest entity (“VIE”) that can only be used to settle the liabilities of that VIE. All assets of the Company are pledged as security for the Company’s outstanding debt, including debt held by the VIE.

Revenue by Product

	Three Months Ended June 30, 2017
(dollars in thousands)	US Installment (1)	US Line of Credit(2)	Total Domestic	UK(3)	Total

Average combined loans receivable – principal(4)	$231,098	$181,284	$412,382	$42,094	$454,476
Effective APR	139%	97%	120%	236%	131%
Finance charges	$79,934	$43,808	$123,742	$24,790	$148,532
Other	1,401	423	1,824	115	1,939
Total revenue	$81,335	$44,231	$125,566	$24,905	$150,471

	Three Months Ended June 30, 2016
(dollars in thousands)	US Installment (1)	US Line of Credit(2)	Total Domestic	UK(3)	Total

Average combined loans receivable – principal(4)	$217,087	$86,913	$304,000	$38,706	$342,706
Effective APR	158%	85%	137%	237%	148%
Finance charges	$85,217	$18,302	$103,519	$22,855	$126,374
Other	45	361	406	—	406
Total revenue	$85,262	$18,663	$103,925	$22,855	$126,780

(1) Represents loans and revenue related to our Rise product. Includes loans originated by third-party lenders through the CSO programs, which are not included in our condensed consolidated financial statements.
(2) Represents loans and revenue related to our Elastic product.
(3) Represents loans and revenue related to our Sunny product.
(4) Average combined loans receivable - principal is calculated using daily principal balances. See the 'Non-GAAP Financial Measures' section for a reconciliation of this non-GAAP measure to the most comparable GAAP measure.

Revenue by Product, Continued

	Six Months Ended June 30, 2017
(dollars in thousands)	US Installment (1)	US Line of Credit(2)	Total Domestic	UK(3)	Total

Average combined loans receivable – principal(4)	$238,323	$178,466	$416,789	$43,025	$459,815
Effective APR	143%	97%	123%	233%	133%
Finance charges	$169,168	$85,580	$254,748	$49,637	$304,385
Other	1,557	781	2,338	115	2,453
Total revenue	$170,725	$86,361	$257,086	$49,752	$306,838

	Six Months Ended June 30, 2016
(dollars in thousands)	US Installment (1)	US Line of Credit(2)	Total Domestic	UK(3)	Total

Average combined loans receivable – principal(4)	$223,109	$80,996	$304,105	$39,057	$343,162
Effective APR	159%	85%	139%	238%	151%
Finance charges	$176,482	$34,140	$210,622	$46,304	$256,926
Other	78	497	575	1	576
Total revenue	$176,560	$34,637	$211,197	$46,305	$257,502

(1) Represents loans and revenue related to our Rise product. Includes loans originated by third-party lenders through the CSO programs, which are not included in our condensed consolidated financial statements.
(2) Represents loans and revenue related to our Elastic product.
(3) Represents loans and revenue related to our Sunny product.
(4) Average combined loans receivable - principal is calculated using daily principal balances. See the 'Non-GAAP Financial Measures' section for a reconciliation of this non-GAAP measure to the most comparable GAAP measure.

Loan Loss Reserve by Product

	Three Months Ended June 30, 2017
(dollars in thousands)	US Installment(1)	US Line of Credit(2)	Total Domestic	UK(3)	Total

Combined loan loss reserve(4):
Beginning balance	$42,414	$20,087	$62,501	$10,862	$73,363
Net charge-offs	(43,046)	(22,564)	(65,610)	(10,622)	(76,232)
Provision for loan losses	41,661	23,163	64,824	7,473	72,297
Effect of foreign currency	—	—	—	412	412
Ending balance	$41,029	$20,686	$61,715	$8,125	$69,840
Combined loans receivable(4)(5)	$259,260	$204,108	$463,368	$41,922	$505,290
Combined loan loss reserve as a percentage of ending combined loans receivable	16%	10%	13%	19%	14%
Net charge-offs as a percentage of revenues	53%	51%	52%	43%	51%
Provision for loan losses as a percentage of revenues	51%	52%	52%	30%	48%

	Three Months Ended June 30, 2016
(dollars in thousands)	US Installment(1)	US Line of Credit(2)	Total Domestic	UK(3)	Total

Combined loan loss reserve(4):
Beginning balance	$38,921	$9,061	$47,982	$7,610	$55,592
Net charge-offs	(43,943)	(8,094)	(52,037)	(8,116)	(60,153)
Provision for loan losses	47,241	10,591	57,832	9,302	67,134
Effect of foreign currency	—	—	—	(576)	(576)
Ending balance	$42,219	$11,558	$53,777	$8,220	$61,997
Combined loans receivable(4)(5)	$250,790	$105,964	$356,754	$38,658	$395,412
Combined loan loss reserve as a percentage of ending combined loans receivable	17%	11%	15%	21%	16%
Net charge-offs as a percentage of revenues	52%	43%	50%	36%	47%
Provision for loan losses as a percentage of revenues	55%	57%	56%	41%	53%

(1) Represents loan loss reserve attributable to Rise for the periods ended June 30, 2017 and 2016.
(2) Represents loan loss reserve attributable to Elastic for the periods ended June 30, 2017 and 2016.
(3) Represents loan loss reserve attributable to Sunny for the periods ended June 30, 2017 and 2016.
(4) Not a financial measure prepared in accordance with GAAP. See reconciliation table accompanying this release for a reconciliation of non-GAAP financial measures to the most directly comparable financial measure calculated in accordance with GAAP.
(5) Includes loans originated by third-party lenders through the CSO programs, which are not included in our condensed consolidated financial statements.

Loan Loss Reserve by Product, Continued

	Six Months Ended June 30, 2017
(dollars in thousands)	US Installment(1)	US Line of Credit(2)	Total Domestic	UK(3)	Total

Combined loan loss reserve(4):
Beginning balance	$53,336	$19,389	$72,725	$9,651	$82,376
Net charge-offs	(102,676)	(43,939)	(146,615)	(21,545)	(168,160)
Provision for loan losses	90,369	45,236	135,605	19,485	155,090
Effect of foreign currency	—	—	—	534	534
Ending balance	$41,029	$20,686	$61,715	$8,125	$69,840
Combined loans receivable(4)(5)	$259,260	$204,108	$463,368	$41,922	$505,290
Combined loan loss reserve as a percentage of ending combined loans receivable	16%	10%	13%	19%	14%
Net charge-offs as a percentage of revenues	60%	51%	57%	43%	55%
Provision for loan losses as a percentage of revenues	53%	52%	53%	39%	51%

	Six Months Ended June 30, 2016
(dollars in thousands)	US Installment(1)	US Line of Credit(2)	Total Domestic	UK(3)	Total

Combined loan loss reserve(4):
Beginning balance	$46,635	$10,016	$56,651	$9,133	$65,784
Net charge-offs	(94,161)	(16,194)	(110,355)	(18,808)	(129,163)
Provision for loan losses	89,745	17,736	107,481	18,742	126,223
Effect of foreign currency	—	—	—	(847)	(847)
Ending balance	$42,219	$11,558	$53,777	$8,220	$61,997
Combined loans receivable(4)(5)	$250,790	$105,964	$356,754	$38,658	$395,412
Combined loan loss reserve as a percentage of ending combined loans receivable	17%	11%	15%	21%	16%
Net charge-offs as a percentage of revenues	53%	47%	52%	41%	50%
Provision for loan losses as a percentage of revenues	51%	51%	51%	40%	49%

(1) Represents loan loss reserve attributable to Rise for the periods ended June 30, 2017 and 2016.
(2) Represents loan loss reserve attributable to Elastic for the periods ended June 30, 2017 and 2016.
(3) Represents loan loss reserve attributable to Sunny for the periods ended June 30, 2017 and 2016.
(4) Not a financial measure prepared in accordance with GAAP. See reconciliation table accompanying this release for a reconciliation of non-GAAP financial measures to the most directly comparable financial measure calculated in accordance with GAAP.
(5) Includes loans originated by third-party lenders through the CSO programs, which are not included in our condensed consolidated financial statements.

Customer Loan Data by Product

	Three Months Ended June 30, 2017
	US Installment(1)	US Line of Credit(2)	Total Domestic	UK(3)	Total
Beginning number of combined loans outstanding	99,885	94,163	194,048	75,691	269,739
New customer loans originated	23,567	24,179	47,746	18,736	66,482
Former customer loans originated	19,235	—	19,235	—	19,235
Attrition	(37,378)	(11,605)	(48,983)	(20,136)	(69,119)
Ending number of combined loans outstanding	105,309	106,737	212,046	74,291	286,337
Customer acquisition cost	$400	$176	$287	$315	$294
Average customer loan balance	$2,311	$1,823	$2,066	$524	$1,666

	Three Months Ended June 30, 2016
	US Installment(1)	US Line of Credit(2)	Total Domestic	UK(3)	Total
Beginning number of combined loans outstanding	100,471	38,508	138,979	62,097	201,076
New customer loans originated	29,228	20,618	49,846	18,706	68,552
Former customer loans originated	25,504	43	25,547	—	25,547
Attrition	(43,709)	(5,055)	(48,764)	(15,291)	(64,055)
Ending number of combined loans outstanding	111,494	54,114	165,608	65,512	231,120
Customer acquisition cost	$293	$144	$231	$330	$258
Average customer loan balance	$2,114	$1,888	$2,040	$546	$1,613

(1) Represents loan activity attributable to Rise for the periods ended June 30, 2017 and 2016.
(2) Represents loan activity attributable to Elastic for the periods ended June 30, 2017 and 2016.
(3) Represents loan activity attributable to Sunny for the periods ended June 30, 2017 and 2016.

Customer Loan Data by Product, Continued

	Six Months Ended June 30, 2017
	US Installment(1)	US Line of Credit(2)	Total Domestic	UK(3)	Total
Beginning number of combined loans outstanding	121,996	89,153	211,149	78,044	289,193
New customer loans originated	35,932	44,650	80,582	38,861	119,443
Former customer loans originated	33,638	—	33,638	—	33,638
Attrition	(86,257)	(27,066)	(113,323)	(42,614)	(155,937)
Ending number of combined loans outstanding	105,309	106,737	212,046	74,291	286,337
Customer acquisition cost	$368	$164	$255	$246	$252
Average customer loan balance	$2,311	$1,823	$2,066	$524	$1,666

	Six Months Ended June 30, 2016
	US Installment(1)	US Line of Credit(2)	Total Domestic	UK(3)	Total
Beginning number of combined loans outstanding	118,222	36,487	154,709	68,014	222,723
New customer loans originated	45,963	28,410	74,373	34,874	109,247
Former customer loans originated	42,879	88	42,967	—	42,967
Attrition	(95,570)	(10,871)	(106,441)	(37,376)	(143,817)
Ending number of combined loans outstanding	111,494	54,114	165,608	65,512	231,120
Customer acquisition cost	$286	$150	$234	$281	$250
Average customer loan balance	$2,114	$1,888	$2,040	$546	$1,613

(1) Represents loan activity attributable to Rise for the periods ended June 30, 2017 and 2016.
(2) Represents loan activity attributable to Elastic for the periods ended June 30, 2017 and 2016.
(3) Represents loan activity attributable to Sunny for the periods ended June 30, 2017 and 2016.

Non-GAAP Financial Measures

This press release and the attached financial tables contain certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA margin, combined loans receivable and combined loan loss reserve.

Adjusted EBITDA and Adjusted EBITDA margin

In addition to net income determined in accordance with GAAP, Elevate uses certain non-GAAP measures such as “Adjusted EBITDA” in assessing its operating performance. Elevate believes this non-GAAP measure serves as an appropriate measure to be used in evaluating the performance of its business.

Elevate defines Adjusted EBITDA as net income excluding the impact of income tax benefit or expense, non-operating income or expense, foreign currency transaction gain or loss associated with our UK operations, net interest expense, stock-based compensation expense and depreciation and amortization expense. Elevate defines Adjusted EBITDA margin as Adjusted EBITDA divided by revenue.

Management believes that Adjusted EBITDA is a useful supplemental measure in analyzing the operating performance of the business and provides greater transparency into the results of operations of our core business. Management uses this non-GAAP financial measure frequently in its decision-making because it provides supplemental information that facilitates internal comparisons to the historical operating performance of prior periods and gives an additional indication of Elevate’s core operating performance. Elevate includes this non-GAAP financial measure in its earnings announcement in order to provide transparency to its investors and enable investors to better compare its operating performance with the operating performance of its competitors.

Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect expected cash capital expenditure requirements for such replacements or for new capital assets;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; and

•
Adjusted EBITDA does not reflect interest associated with notes payable used for funding our customer loans, for other corporate purposes or tax payments that may represent a reduction in cash available to us.

Additionally, Elevate’s definition of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

The following table presents a reconciliation of Adjusted EBITDA and Adjusted EBITDA margin to Elevate’s net income for the three and six months ended June 30, 2017 and 2016:

	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in thousands)	2017	2016	2017	2016
Net income (loss)	$3,020	$(7,496)	$4,688	$(1,704)
Adjustments:
Net interest expense	18,095	14,208	37,341	27,708
Stock-based compensation	2,085	247	2,787	413
Foreign currency transaction (gains) losses	(1,716)	3,373	(2,284)	4,731
Depreciation and amortization	2,393	2,873	5,001	5,506
Income tax benefit	(1,420)	(5,866)	(283)	—
Non-operating income	(2,646)	—	(2,513)	—
Adjusted EBITDA	$19,811	$7,339	$44,737	$36,654

Adjusted EBITDA Margin	13.2%	5.8%	14.6%	14.2%

The Company’s Adjusted EBITDA guidance does not include certain charges and costs. The adjustments in future periods are generally expected to be similar to the kinds of charges and costs excluded from Adjusted EBITDA in prior periods, such as the impact of income tax benefit or expense, non-operating income or expense, foreign currency transaction gain or loss associated with our UK operations, net interest expense, stock-based compensation expense and depreciation and amortization expense, among others.   The Company is not able to provide a reconciliation of the Company’s non-GAAP financial guidance to the corresponding GAAP measure without unreasonable effort because of the uncertainty and variability of the nature and amount of these future charges and costs.

Combined Loan Information
The Elastic line of credit product is originated by a third party lender, Republic Bank, which initially provides all of the funding for that product. Republic Bank retains 10% of the balances of all of the loans originated and sells a 90% loan participation in the Elastic lines of credit to a third party SPV, Elastic SPV, Ltd. Elevate is required to consolidate Elastic SPV, Ltd. as a variable interest entity under GAAP and the consolidated financial statements include revenue, losses and loans receivable related to the 90% of Elastic lines of credit originated by Republic Bank and sold to Elastic SPV.
Elevate defines combined loans receivable - principal as loans owned by the Company plus loans originated and owned by third-party lenders pursuant to our CSO programs. In Texas and Ohio, we do not make Rise loans directly, but rather act as a Credit Services Organization (which is also known as a Credit Access Business in Texas), or, collectively, “CSO,” and the loans are originated by an unaffiliated third party. Elevate defines combined loan loss reserve as the loan loss reserve for loans owned by the Company plus the loan loss reserve for loans originated and owned by third-party lenders and guaranteed by the Company. The information presented in the tables below on a combined basis are non-GAAP measures based on a combined portfolio of loans, which includes the total amount of outstanding loans receivable that we own and that are on our condensed consolidated balance sheets plus outstanding loans receivable originated and owned by third parties that we guarantee pursuant to CSO programs in which we participate.
We believe these non-GAAP measures provide investors with important information needed to evaluate the magnitude of potential loan losses and the opportunity for revenue performance of the combined loan portfolio on an aggregate basis. We also believe that the comparison of the combined amounts from period to period is more meaningful than comparing only the amounts reflected on our condensed consolidated balance sheets since both revenues and cost of sales as reflected in our condensed consolidated financial statements are impacted by the aggregate amount of loans we own and those CSO loans we guarantee.
Our use of total combined loans and fees receivable has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	Rise CSO loans are originated and owned by a third party lender; and

•	Rise CSO loans are funded by a third party lender and are not part of the VPC Facility.
As of each of the period ends indicated, the following table presents a reconciliation of:

•	Loans receivable, net, Company owned (which reconciles to our condensed consolidated balance sheets included elsewhere in this press release);

•	Loans receivable, net, guaranteed by the Company;

•	Combined loans receivable (which we use as a non-GAAP measure); and

•	Combined loan loss reserve (which we use as a non-GAAP measure).

	2016			2017
(dollars in thousands)	March 31	June 30	December 31	March 31	June 30

Company Owned Loans:
Loans receivable – principal, current, company owned	$254,607	$293,375	$380,062	$363,336	$398,719
Loans receivable – principal, past due, company owned	35,407	42,659	64,422	52,415	51,064
Loans receivable – principal, total, company owned	290,014	336,034	444,484	415,751	449,783
Loans receivable – finance charges, company owned	19,045	20,093	25,630	21,359	21,866
Loans receivable – company owned	309,059	356,127	470,114	437,110	471,649
Allowance for loan losses on loans receivable, company owned	(51,296)	(54,873)	(77,451)	(69,798)	(66,030)
Loans receivable, net, company owned	$257,763	$301,254	$392,663	$367,312	$405,619
Third Party Loans Guaranteed by the Company:
Loans receivable – principal, current, guaranteed by company	$28,556	$34,748	$33,637	$26,888	$29,107
Loans receivable – principal, past due, guaranteed by company	2,112	2,911	3,089	1,910	2,169
Loans receivable – principal, total, guaranteed by company(1)	30,668	37,659	36,726	28,798	31,276
Loans receivable – finance charges, guaranteed by company(2)	1,541	1,626	3,772	2,754	2,365
Loans receivable – guaranteed by company	32,209	39,285	40,498	31,552	33,641
Liability for losses on loans receivable, guaranteed by company	(4,296)	(7,124)	(4,925)	(3,565)	(3,810)
Loans receivable, net, guaranteed by company(3)	$27,913	$32,161	$35,573	$27,987	$29,831
Combined Loans Receivable(3):
Combined loans receivable – principal, current	$283,163	$328,957	$413,699	$390,224	$427,826
Combined loans receivable – principal, past due	37,519	44,736	67,511	54,325	53,233
Combined loans receivable – principal	320,682	373,693	481,210	444,549	481,059
Combined loans receivable – finance charges	20,586	21,719	29,402	24,113	24,231
Combined loans receivable	$341,268	$395,412	$510,612	$468,662	$505,290

	2016			2017
(dollars in thousands)	March 31	June 30	December 31	March 31	June 30

Combined Loan Loss Reserve(3):
Allowance for loan losses on loans receivable, company owned	$(51,296)	$(54,873)	$(77,451)	$(69,798)	$(66,030)
Liability for losses on loans receivable, guaranteed by company	(4,296)	(7,124)	(4,925)	(3,565)	(3,810)
Combined loan loss reserve	$(55,592)	$(61,997)	$(82,376)	$(73,363)	$(69,840)
(1) Represents loans originated by third-party lenders through the CSO programs, which are not included in our condensed consolidated financial statements.
(2) Represents finance charges earned by third-party lenders through the CSO programs, which are not included in our condensed consolidated financial statements.
(3) Non-GAAP measure.

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